UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2006
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Energy East Corporation (the Company) has an Annual Executive Incentive Plan (AEIP) to motivate management to achieve superior performance on critical business and customer service objectives that lead to the creation of shareholder and customer value. The AEIP provides for short-term cash performance incentive awards, provided certain corporate and individual performance objectives are achieved. A threshold earnings level and individual performance objectives are established at the beginning of each year. The threshold earnings level is a minimum corporate earnings level that must be achieved for participants to be eligible for any AEIP award. The actual earnings level, provided it exceeds the threshold earnings level, and the level of achievement of a participant's individual objectives, determine a participant's actual incentive award. Incentive awards may reach two times the level awards at the threshold earnings. Under the terms of the AEIP, the Compensation and Management Succession Committee may increase or decrease the size of incentive awards in its discretion for extraordinary events if it determines that such an adjustment is necessary for the benefit of the Company.

On February 9, 2006, upon the recommendation of the Compensation and Management Succession Committee, the Board of Directors of the Company approved the threshold earnings level and maximum earnings level under the AEIP for 2006. In 2006, if the target earnings threshold and individual objectives are met, awards will range from 10% to 200% of base pay depending on the executive's position. The Board also approved individual performance objectives for 2006. Individual performance targets are weighted specifically for each plan participant and for 2006 include the following metrics: customer service and customer satisfaction, safety and reliability in the delivery of electricity and natural gas, efficiency and effectiveness in operations, financial performance, management development and the promotion of diversity in management, and project specific goals. The 2006 individual performance target for the Chief Executive Officer is based on the average level of achievement of senior management's 2006 objectives.

In addition, upon the recommendation of the Compensation and Management Succession Committee, on February 9, 2006, the Board set director compensation beginning June 8, 2006 as follows: annual retainer - $32,000; fee for attending Board meetings, committee meetings and other meetings as requested by the Board, a committee or the Chairman - $1,500; annual compensation for serving as chairperson of each standing committee of the Corporation, other than the Audit Committee - $5,000; annual compensation for serving as chairperson of the Audit Committee - $10,000; and 625 share equivalent units issued to directors each quarter under the Director Share Plan. The annual retainer for directors had last been adjusted in June 1998 and the amounts were set based on the recommendations of an independent compensation consultant.

 Item 2.02  Results of Operations and Financial Condition and Item 7.01 Regulation FD Disclosure

News Release Concerning 2005 Financial Results

On February 9, 2005, Energy East Corporation issued a news release concerning its unaudited financial results for the quarter and 12 months ended December 31, 2005.

The news release is attached as Exhibit 99-1 to this document and is being furnished pursuant to Item 2.02, Results of Operations and Financial Condition and Item 7.01, Regulation FD Disclosure, of Form 8-K.

Item 9.01  Financial Statements and Exhibits

( d ) Exhibits

99-1 Energy East Corporation's news release dated February 9, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 9, 2006	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Controller and Chief Accounting Officer